SECOND AMENDED AND RESTATED SECURITY AGREEMENT
                 ----------------------------------------------


      THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is made as of the 22nd day of November, 1996, by and among CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation (the "Borrower") and CKE RESTAURANTS, INC., as "Agent" for the ratable benefit of the "Lenders" under the Amended and Restated Credit Agreement referred to below. Terms defined in the Amended and Restated Credit Agreement shall have the same meaning under this assignment except as otherwise provided.


                                   RECITALS:
                                   ---------

      A. The Borrower, certain banks (the "Initial Banks") and Wachovia Bank of Georgia, N.A. (the "Initial Agent"), acting for itself and as agent for the Initial Banks, executed and delivered that certain Credit Agreement, dated as of October 28, 1993 (the "Original Credit Agreement").

      B. The Borrower, the Initial Banks and the Initial Agent executed and delivered that certain Security Agreement dated as of March 10, 1995 (the "Original Security Agreement"), whereby the Borrower granted a security interest in the Collateral (as defined in the Original Security Agreement) in order to secure the Obligations (as defined in the Original Security
Agreement).

      C. Concurrently with, and as a condition to, the execution and delivery of amendments to the Original Credit Agreement, dated as of April 12, 1995 (the Original Credit Agreement as so amended and as subsequently amended or otherwise modified, the "Amended Credit Agreement"), the Borrower, the Initial Banks and the Initial Agent agreed to amend and restate, as of April 12, 1995, the Amended Security Agreement to grant a security interest in the Collateral (as defined below) in order to secure certain additional Obligations (as defined below) of the Borrower (such amended and restated Original Security Agreement is referred to herein as the "Amended and Restated Security Agreement").

      D. On November 12, 1996, pursuant to certain agreements, the Lenders and the Agent acquired all right, title and interest of the Banks (as defined in the original Credit Agreement), in, to and under the Amended Credit Agreement, the Original Security Agreement and the other Loan Documents (as defined in the Amended Credit Agreement).

      E. Concurrently herewith, the Borrower, the Lenders and the Agent executed and delivered that certain Amended and Restated Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time hereafter, the "Amended and Restated Credit Agreement") pursuant to which the Lenders have restructured the Borrower's obligations under the Amended Credit Agreement.

      F. As a condition, among others, to the Agent and the Lenders executing and delivering the Amended and Restated Credit Agreement, the Borrower has agreed to execute and deliver this Agreement in order to secure (i) the Syndicated Term Loan Notes (ii) the Revolving Participated Loan Note, and (iii) all of the other Obligations.

                                   AGREEMENTS:
                                   -----------

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties hereto agree that the Amended and Restated Security Agreement is amended and restated in its entirety as follows:


                                   DEFINITIONS
                                   -----------

      As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings (capitalized terms not otherwise defined herein shall have the meaning set forth therefor in the Amended and Restated Credit Agreement):

            "Account" individually and "Accounts" collectively mean all of the Borrower's right, title and interest in and to all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, documents of title, notes, drafts, instruments, acceptances, chattel paper, securities, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods; all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods; all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an any of the foregoing and all cash and non-cash proceeds and products of all such goods; and all proceeds (cash and non-cash) of the foregoing.

            "Collateral" shall mean all of the Borrower's Accounts, Equipment, General Intangibles, Inventory and other personal property, all whether now owned or existing or hereafter acquired or created, together with any and all cash and non-cash proceeds (including, without limitation, insurance proceeds) and products thereof.

            "Default Rate" has the meaning set forth therefor in the Amended and Restated redit Agreement.

            "Enforcement Costs" mean all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent in connection with (a) the collection or enforcement of any or all of the Obligations or this Agreement (including, without limitation, attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, (c) the monitoring, inspection, administration, processing, servicing of any or all of the Obligations and/or the Collateral,
(d) the preparation of this Agreement and the preparation and review of lien and record searches, reports, certificates, appraisals, environmental surveys, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Collateral, the value of the Collateral, or otherwise relating to the Agent's rights and remedies under this Agreement or with respect to the Collateral, and
(e) all filing and/or recording taxes or fees and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, the Borrower hereby agreeing to indemnify and save the Agent harmless from and against such liabilities.

            "Equipment" shall mean all of the Borrower's right, title and interest in and to all equipment, machinery, computers, chattels, tools, parts, machine tools, moveable restaurant buildings and all related equipment and moveable site improvements, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

            "Event of Default" has the meaning described in Article 4.

            "Franchise Agreements" means the franchise agreements of the Borrower as franchisor, with the franchisees, all as described on EXHIBIT A attached hereto and made a part hereof and any such additional franchise agreements executed from time to time.

            "Franchise Rights of Payment" means all rights of payment the Borrower may have from time to time under all of its Franchise Agreements in effect from time to time.

            "General Intangibles" shall mean all of the Borrower's right, title and interest in and to all general intangibles, of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all of the Franchise Agreements, all of the Franchise Rights of Payment, all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Borrower, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including all goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), franchises, royalty payments, contractual rights, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, and all proceeds (cash and non-cash) of the foregoing.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Inventory" means all of the Borrower's right, title and interest in and to all now owned and hereafter acquired inventory, goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same and all proceeds, (cash and non-cash) of the foregoing.

            "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

            "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, financing statement, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual including, without limitation, any conditional sale or other title retention agreement, filed or unfiled tax liens, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

            "Loan Documents" has the meaning set forth therefor in the Amended and Restated Credit Agreement and as used herein, shall include the Amended and Restated Credit Agreement.

            "Loans" means (i) the Syndicated Term Loan Notes, and (ii) the Revolving articipated Loan Note.

            "Obligations" means all debts, obligations, and liabilities of the Borrower to the Lenders of any nature whatsoever and whenever arising (whether now or hereafter existing and whether before or after the commencement of a proceeding under the Bankruptcy Code) relating to the Loans and pursuant to the Loan Documents, regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, restatements, amendments, replacements, extensions and rearrangements of any such debts, obligations and liabilities including, without limitation, the principal of, and interest on, loans and advances and on each of the Notes.

            "Person" shall mean and include an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.


                                    ARTICLE 1

                                   COLLATERAL

      SECTION 1.1 GRANT OF SECURITY INTEREST. As security for the Obligations, the Borrower hereby assigns, pledges and grants to the Agent for the ratable benefit of the Lenders (whether as a holder of Syndicated Term Loan Notes or Revolving Participated Loan Note), and agrees that the Agent shall have a perfected and continuing security interest in, all of the Borrower's Collateral, whether now owned or existing or hereafter acquired or arising, together with any and all cash and non-cash proceeds and products thereof. The Borrower further agrees that the Agent shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California as well as those provided in this Agreement.

      SECTION 1.2 RELEASE. The Agent shall have no obligation to release and/or terminate this Agreement, except upon both the performance of this Agreement and the payment and/or performance of all Obligations and the expiration and termination of any and all commitments or obligations (whether or not conditional) of the Agent, on behalf of the Lenders, to re-advance amounts or otherwise allow Obligations which would be secured thereby.


                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES

      SECTION 2.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent, and shall be deemed to represent and warrant at the time each of the Obligations not existing on the date of this Agreement is requested and again at the time each of those Obligations is incurred, as follows:

            2.1.1 PLACE(S) OF BUSINESS AND LOCATION OF COLLATERAL. The Borrower warrants that the address of the Borrower's chief executive offices and the address of all other locations of the Collateral are set forth on Exhibit B attached hereto and made a part hereof.

            2.1.2 BUSINESS NAMES AND ADDRESSES. The Borrower has not conducted business under any name other than "CHECKERS DRIVE-IN RESTAURANTS, INC".

            2.1.3 GOOD STANDING. The Borrower is a corporation, duly organized and existing, in good standing, under the laws of the jurisdiction of its incorporation, and has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Borrower.

            2.1.4 CORPORATE AUTHORITY. The Borrower has full power and authority to enter into and to perform its obligations under this Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders of, or lenders to, the Borrower and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower is required as a condition to the validity of this Agreement or the performance by the Borrower of its obligations under this Agreement.

            2.1.5 BINDING AGREEMENTS. This Agreement constitutes the valid and legally binding agreement of the Borrower and is enforceable against the Borrower in accordance with its terms, provided that the enforceability hereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally, and to standards of good faith and commercial reasonableness.

            2.1.6 NO CONFLICTS. There is no statute, regulation, rule, order or judgment, no charter, by-law or preference stock provision of the Borrower, and except for permitted liens under Section 5.11 of the Amended and Restated Credit Agreement, no provision of any mortgage, indenture, contract or other agreement binding on the Borrower or affecting its properties, which would prohibit, or cause a default under or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement.

            2.1.7 TITLE TO COLLATERAL. The Borrower has good and marketable title to its properties and assets which are included among the Collateral. Such properties and assets are subject to no Lien of any kind, except for the Liens in existence as of the date of this Agreement, Liens of the Agent pursuant to this Agreement or as may be permitted otherwise by the Amended and Restated Credit Agreement, and the Borrower has legal, enforceable and uncontested rights to use freely such property and assets.

            2.1.8 RECITALS. The Recitals to this Agreement are true, accurately reflect the matters discussed and are hereby incorporated into and made a part of this Agreement.

      SECTION 2.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made under or in connection with this Agreement shall survive the execution of this Agreement and the incurring of any particular Obligation.

                                   ARTICLE 3

                   COVENANTS AND AGREEMENTS OF THE BORROWER

            SECTION 3.1 COVENANTS. So long as any of the Obligations (or commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Agent as follows:

            3.1.1 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, COMPLIANCE WITH LAWS, ETC. The Borrower will (i) do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and material rights and its franchises, trade names, patents, trademarks and permits which are necessary for the continuance of its business, and (ii) comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might materially interfere with the performance of its obligations hereunder, or with the Agent's interest in the Collateral.

            3.1.2 CERTAIN NOTICES. The Borrower will notify the Agent not less than thirty (30) days prior to (i) any change in the name or corporate structure under which the Borrower conducts its business the opening of any new place of business or the closing of any existing place of business; and (ii) any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept.

            3.1.3 MAINTENANCE OF THE COLLATERAL; INSURANCE. The Borrower will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Agent, or agents designated by the Agent, shall be permitted to enter the premises of the Borrower and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice after an Event of Default. The Borrower will promptly furnish to the Agent all such additional information regarding the Collateral as the Agent may from time to time request in the exercise of its discretion. With respect to the insurance required to be obtained by the Borrower under the Amended and Restated Credit Agreement, the Borrower will obtain from such insurers a certificate confirming that the Agent, for itself and the other Lenders, is an additional insured with loss payable to the Agent as its respective interest may appear on the Collateral and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Agent at least thirty
(30) days written notice before any alteration or cancellation of such insurance policy.

            3.1.4 DEFENSE OF TITLE AND FURTHER ASSURANCES. At its expense the Borrower will defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate, notice to financial intermediary, or other document the Agent may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Agent under this Agreement and its priority. The Borrower will from time to time do whatever the Agent may request by way of obtaining, executing, delivering, and/or filing financing statements, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Agent may request, in order to create and maintain a valid Lien upon, pledge of, or security interest in, the Collateral subject to no other liens or claims. The Borrower agrees that a copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.

            3.1.5 SECURITY, ETC. The Borrower agrees that the Agent may at any time take such steps as the Agent deems reasonably necessary to protect the Agent's interest in, and to preserve the Collateral, whether at the business premises of the Borrower or elsewhere.

            3.1.6 OTHER LIENS. The Borrower will not permit any Liens on or with respect to all or any part of the Collateral, other than those Liens in favor of the Agent, Liens for taxes not yet delinquent, and Liens permitted by the Amended and Restated Credit Agreement.

            3.1.7 LOCATION OF COLLATERAL. Except as expressly permitted elsewhere in this Agreement or except as permitted by the Amended and Restated Credit Agreement, without the prior written consent of the Agent, the Borrower will not transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral. Not withstanding the foregoing, Borrower may from time to time transfer restaurant units from one location to another without the prior consent of Agent.

            3.1.8 DISPOSITION OF COLLATERAL. Without the prior written consent of the Agent or except as permitted by the Amended and Restated Credit Agreement, the Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral. Unless, with respect to any of the foregoing actions which are not permitted (and not prohibited) by the Amended and Restated Credit Agreement, such action is in the ordinary course of business consistent with past practices.

            3.1.9 FRANCHISE AGREEMENTS. Without the prior written consent of the Agent, the Borrower will not amend or otherwise modify the Franchise Agreements, other than amendments or modifications made in the ordinary course of business which would not have a material adverse effect on the Borrower. The Borrower shall enforce its rights and remedies against its franchisees in accordance with the terms of the Franchise Agreements in the ordinary course of business. The Borrower shall maintain at all times all of its franchises, Franchise Agreements and other General Intangibles relating thereto in full force and effect.


                                   ARTICLE 4

                        DEFAULT AND RIGHTS AND REMEDIES

            SECTION 4.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

            4.1.1 The Borrower shall fail to make any payment when due and such failure shall continue beyond any applicable grace period under any of the Obligations.

            4.1.2 Any representation or warranty made herein or in any report, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other instrument furnished in connection with the Loan Documents or the Obligations, shall prove to have been false or misleading when made in any material respect.

            4.1.3  Other  than  failure to pay the  Obligations  as set forth in
4.1.1 above, the Borrower shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in this Agreement (and such failure shall continue uncured for 30 days after notice thereof) or in any of the other Loan Documents, or an "Event of Default" shall occur under any of the Loan Documents, and such "Event of Default" is not cured within any applicable grace period provided therein.

      SECTION 4.2 RIGHTS AND REMEDIES, ETC.

            4.2.1 GENERAL RIGHTS AND REMEDIES. If any Event of Default shall occur hereunder, then in each and every such case, the Agent may, at its option exercised from time to time, at any time thereafter while such Event of Default is continuing do any one or more of the following:

                  (a) declare without notice to the Borrower the unpaid principal amount of all or any of the Obligations (with accrued interest thereon) to be immediately due and payable, whereupon the same shall forthwith become due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives; and/or

                  (b) exercise any rights and remedies available to the Agent under this Agreement and applicable Laws.

            4.2.2 ENFORCEMENT COSTS; APPLICATION OF PROCEEDS. Subject to the limitations on certain Enforcement Costs set forth in Section 2.13(c) of the Amended and Restated Credit Agreement, the Borrower agrees to pay to the Agent all Enforcement Costs paid or incurred by the Agent. All Enforcement Costs which are required to be paid by the Borrower, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Default Rate and shall be paid by the Borrower to the Agent whenever demanded by the Agent.

      Any proceeds of the collection of the Obligations or of the sale or other disposition of the Collateral will be applied by the Agent first to the payment of the Enforcement Costs, second to the payment of the Syndicated Term Loans, and third to the payment of the Revolving Participated Loan Note, and any balance of such proceeds (if any) will be applied by the Agent to the payment of the remaining Obligations (whether then due or not), if any, at such time or times and in such order and manner of application as the Agent may from time to time in its sole discretion determine. If the sale or other disposition of the Collateral fails to satisfy all of the Obligations, the Borrower shall remain liable to the Agent for any deficiency. Any surplus from the sale or disposition of the Collateral shall be paid to the Borrower or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law, less all Enforcement Costs related to any such payment.

            4.2.3 SPECIFIC RIGHTS WITH REGARD TO COLLATERAL. In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, during the continuance of an Event of Default the Agent may without notice to the Borrower (except to the extent required by applicable Laws) endorse the name of the Borrower upon any items of payment relating to the Collateral or on any proof of claim in any bankruptcy proceeding against an account debtor and any other obligor with respect to the Collateral.

            4.2.4 UNIFORM COMMERCIAL CODE AND OTHER REMEDIES. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Agent shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code and other applicable laws. Upon demand by the Agent, the Borrower shall assemble the Collateral and make it available to the Agent, at a place reasonably convenient for such purpose as designated by the Agent. The Agent or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

      Any written notice of the sale, disposition or other intended action by the Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth for notices herein, or such other address of the Borrower which may from time to time be shown on the Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrower.


                                    ARTICLE 5

                                  MISCELLANEOUS

      SECTION 5.1 COURSE OF DEALING; AMENDMENT. No course of dealing between the Borrower and the Agent shall be effective to amend, modify or change any provision of this Agreement and this Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent and the Borrower. The Agent shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Agent in refraining from so doing at any time or times. The failure or delay of the Agent at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

      SECTION 5.2 WAIVER, CUMULATIVE REMEDIES. Subject to the rights of the Lenders under the Amended and Restated Credit Agreement, the Agent may on behalf of the Lenders:

                  (a) at any time and from time to time, execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Agent, may specify in such written instrument, any of the requirements of this Agreement or any Event of Default and its consequences, provided, that any such waiver shall be for such period and subject and limited to such conditions as shall be specified in any such instrument and to the instance for which the waiver is given. In the case of any such waiver, the Borrower and the Agent, shall be restored to their former positions prior to such Event of Default and shall have the same rights as they had hereunder. The rights, powers and remedies provided in this Agreement are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent, shall determine, and are in addition to, and not exclusive of, rights, powers and remedies provided by applicable Laws.

                  (b) after an Event of Default proceed against the Borrower and/or the Collateral with or without proceeding against any Person obligated under any of the Obligations.

                  (c) after an Event of Default proceed against the Borrower with or without proceeding under any of the Loan Documents or any other agreement.

                  (d) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations.

                  (e) without reducing or impairing the obligations of the Borrower and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all of the Collateral or to accept substitute Collateral, (ii) allow all or any Obligations to arise after the date of this Agreement, (iii) waive any provision of this Agreement, (iv) exercise or fail to exercise rights of set-off or other rights, (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations, and
(vi) take or fail to take any action under this Agreement or against any one or more Persons obligated under the Obligations.

      The Borrower hereby waives and releases all claims and defenses against the Agent and/or the Lenders, respectively, with respect to the payment of the or enforcement of the Obligations and the Agent's rights in the Collateral on account of any of the foregoing.

      SECTION 5.3 NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when so given or made in accordance with Section 9.01 of the Amended and Restated Credit Agreement.

      SECTION 5.4 MANAGEMENT AND ADMINISTRATION BY AGENT. The Agent shall not have any duty to the Borrower to pay for insurance, taxes, or other charges incurred in the custody, preservation, use or operation of, or in connection with the management of, any Collateral on which a Lien is granted in connection with this Agreement; provided, however, that the Agent may (in its sole discretion) pay such expenses. All such payments shall part of the Obligations and shall bear interest payable on demand by the Borrower from the date paid or incurred until paid in full at the Default Rate.

      SECTION 5.5 WAIVER OF JURY TRIAL;  CONSENT TO  JURISDICTION.  The Borrower
(a) and each of the Lenders and the Agent irrevocably waives any and all right to trial by jury in any legal proceeding arising out of this Agreement to the extent permitted by law, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 of the Amended and Restated Credit Agreement for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

      SECTION 5.6 SEVERABILITY. In case one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby.

      SECTION 5.7 ASSIGNMENT, ETC. The Agent shall have the right to divulge to any actual or potential purchaser, assignee, transferee or participant of the Collateral and/or the Obligations, or any part thereof all information, reports, financial statements and documents obtained in connection with this Agreement or otherwise as the same may be permitted under the Amended and Restated Credit Agreement.

      SECTION 5.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

      SECTION 5.9 APPLICABLE LAW. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, AS IF THIS AGREEMENT HAD EACH BEEN EXECUTED, DELIVERED, ADMINISTERED AND PERFORMED SOLELY WITHIN THE STATE OF CALIFORNIA.

      SECTION 5.10 DEFINITIONAL PROVISIONS. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under generally accepted United
States accounting principles consistently applied to the Borrower. Unless otherwise defined herein, all terms used herein which are defined by the California Uniform Commercial Code shall have the same meanings as assigned to them by the California Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. The captions, headings and titles to this Agreement and its sections, subsections and other parts are only for the convenience of the parties and are not part of this Agreement. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to this Agreement or to any one or more of the instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or otherwise in connection with any of the Obligations and/or in connection with this Agreement shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Agreement under seal as of the day and year first written above.


CHECKERS DRIVE-IN RESTAURANTS, INC.
(BORROWER)



By:   /s/ Albert J. DiMarco  (Seal)
     ----------------------
     Name:   Albert J. DiMarco
     Title:  President

ACCEPTED AND AGREED TO ON BEHALF OF THE LENDERS
AS OF THE DATE FIRST WRITTEN ABOVE:


CKE RESTAURANTS, INC.
for itself and as Agent for the Lenders



By: /s/ W. P. Foley II (Seal)
    --------------------------
     Name: W. P. Foley II
     Title:

                                    EXHIBIT B
                                    ---------



      The Borrower's chief executive office is located at 600 Cleveland Street, Suite 1050 Clearwater, Florida 34615.

      In addition to the Borrower's chief executive office listed above, the Collateral is also located at the following addresses:


                           See Attached Schedule 1.

                                   EXHIBIT A
                                   ---------


      Franchise Agreements:

                        EXHIBIT A TO FINANCING STATEMENT
                        --------------------------------

                            Description of Collateral
                            -------------------------

      This Financing Statement covers the following types (or items) of property of the Debtor, including, without limitation, all proceeds of any insurance policies covering all or any part of such property (as such terms are defined below): all of the Debtor's Accounts, Equipment, General Intangibles, and Inventory, all whether now owned or existing or hereafter acquired or created, together with any and all cash and non-cash proceeds (including, without limitation, insurance proceeds) and products thereof.

      "Account" individually and "Accounts" collectively mean all of the Debtor's right, title and interest in and to all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, documents of title, notes, drafts, instruments, acceptances, chattel paper, securities, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods; all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods; all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an any of the foregoing and all cash and non-cash proceeds and products of all such goods; and all proceeds (cash and non-cash) of the foregoing.

      "Equipment" shall mean all of the Debtor's right, title and interest in and to all equipment, machinery, computers, chattels, tools, parts, machine tools, moveable restaurant buildings and all related equipment and moveable site improvements, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

      "Franchise Agreements" means all franchise agreements of the Borrower as franchisor, with the franchisees, executed from time to time.

      "Franchise Rights of Payment" means all rights of payment the Debtor may have from time to time under all of its Franchise Agreements in effect from time to time.

      "General Intangibles" shall mean all of the Debtor's right, title and interest in and to all general intangibles, of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all of the Franchise Agreements, all of the Franchise Rights of Payment, all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Debtor, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including all goodwill of the Debtor's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), franchises, royalty payments, contractual rights, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, and all proceeds (cash and non-cash) of the foregoing.

      "Inventory" means all of the Debtor's right, title and interest in and to all now owned and hereafter acquired inventory, goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Debtor's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same and all proceeds, (cash and non-cash) of the foregoing.







                                      19